EXHIBIT 5.1

Union Trust Building

501 Grant Street, Suite 200

Pittsburgh, PA  15219- 4413

T 412 562 8800
F 412 562 1041

www.bipc.com

May 4, 2022

Smith Micro Software, Inc.

5800 Corporate Drive

Pittsburgh, PA 15237

Re:  Registration Statement on Form S-3 Filed by Smith Micro Software, Inc.

Ladies and Gentlemen:

This opinion is being furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), including the base prospectus that is part of the Registration Statement (the “Prospectus”), filed by Smith Micro Software, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of (i) shares of common stock of the Company with a par value of $0.001 per share (the “Common Stock”); (ii) shares of preferred stock of the Company with a par value of $0.001 per share (the “Preferred Stock”); (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and (iv) units comprised of Common Stock, Preferred Stock or Warrants in any combination thereof (the “Units”). The Common Stock, the Preferred Stock, the Warrants and the Units are collectively referred to herein as the “Securities”.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

We have acted as counsel for the Company in connection with the Registration Statement. We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including any exhibits thereto. We have also examined and relied upon the certificate of incorporation, as amended to date (the “Certificate of Incorporation”), and the amended and restated bylaws (the “Bylaws”) of the Company, and certain resolutions of the Board of Directors of the Company as provided to us by the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Company. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Company and of its officers, directors and other representatives. We have assumed that the Company will continue to be presently subsisting in good standing, and will continue to have the requisite legal status and legal capacity, under the laws of the State of Delaware, and that the

Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America in connection with the transactions contemplated by the Registration Statement.

In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and Prospectus Supplement, and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and number of shares (i) available under the Certificate of Incorporation, and (ii) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus and Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and Prospectus Supplement and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and number of shares (i) available under the Certificate of Incorporation, and (ii) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus and Prospectus Supplement, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion is limited to the laws of the State of Delaware applicable to business corporations (including reported cases under applicable statutory provisions). Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the generality of the foregoing, we express no opinion with respect to compliance by the Company with federal securities laws or the securities or “blue sky” laws of any state or other jurisdiction of the

United States or of any foreign jurisdiction, including with respect to antifraud laws relating to the sale of securities.

This opinion is rendered as of the date first written above, based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Buchanan Ingersoll & Rooney PC

By: /s/ Brian Novosel
      Brian Novosel
      Vice President – Opinions

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